ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made July , 1997, among THE COTTON COMMUNICATION NETWORK, INC., a Texas corporation, also known as The Network ("Seller"), DANIEL DAVIS, majority shareholder of Seller ("Shareholder"), and DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("Purchaser").

                                R E C I T A L S:

         A. Purchaser owns and operates a satellite information transmission system (the "DTN System") that provides its subscribers with access via electronic transmission to various types of information services. Purchaser offers certain information services which provide futures and options quotations from the major commodity exchanges, including the cotton exchange. Purchaser also offers other information services serving the agriculture industry as well as other industries.

         B. Seller operates a cotton trading network service (the "Service") pursuant to which Seller delivers information to end users via the DTN System (as optional services on certain of Purchaser's information services), provides such end users with computer programs to process the information on their personal computers, and allows such end users to communicate trades via a phone-line based transmission system. Seller has approximately fifty customers who subscribe to the Service. Seller also develops, markets, distributes, licenses, maintains, and supports other systems and applications computer programs. Seller's various lines of business are collectively referred to in this Agreement as the "Business".

         C. Seller and Purchaser desire to enter into this Agreement providing for the sale to Purchaser of certain of the assets used in the operation of the Business and assumption by Purchaser of certain liabilities relating to the Business on the terms and conditions and subject to the exceptions set forth in this Agreement.

         In consideration of the recitals and provisions herein, the parties agree as follows:

         1. Assets To Be Purchased. Seller agrees to sell and Purchaser agrees to purchase the Business and all of the Assets. The term "Assets" means, except for the Excluded Assets (as defined at the end of this Section 1), if any, all of the assets of Seller of every nature and kind, whether tangible or intangible, and wherever situated, belonging to or used in the Business, including without limitation all of the following:

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         (a)      The Business and goodwill as a going concern of Seller arising out of the Business including the right to use the name "The Network".

         (b) The assets (other than cash and equivalents, investments, notes and accounts receivable, prepaid expenses, and tax refunds) listed on the balance sheet of Seller as of May 31, 1997 included in Schedule 9.4, including without limitation the furniture, fixtures, equipment, supplies, leasehold improvements, computer hardware and other fixed assets listed on Schedule 1(b) attached hereto, subject to any changes in the assets which may occur in the ordinary course of the Business between May 31, 1997 and the Closing Date.

         (c) All rights of Seller under contracts, leases and agreements relating to the Business, whether written or oral, including without limitation those listed on Schedule 1(c), but excluding those (if any) which are Excluded Assets.

         (d) All trade names, trademarks, service marks, patents, patent rights, copyrights, and all applications for or registrations thereof, together with the right to sue for past infringement thereof, all inventions or discoveries whether patentable or unpatentable, and all other proprietary rights belonging to or used in the Business, including without limitation those listed on Schedule 1(d).

         (e) All computer software programs and associated documentation, whether owned or licensed, used by Seller in the operation of the Business, including without limitation those listed on
                  Schedule 1(e).

         (f) All licenses, permits, approvals, qualifications, certificates or the like issued or to be issued or held by Seller with respect to the Business, including without limitation those listed on Schedule 1(f).

         (g) All of Seller's assignable insurance policies relating to the Business or the Assets being acquired by Purchaser pursuant to this Agreement, including all rights of Seller under such insurance policies as are listed on Schedule 1(g).

         (h) All warranties held by Seller with respect to the Assets to the extent that such warranties are assignable.

         (i) All of Seller's know-how, trade secrets and other technology or procedures relating to the conduct of the Business.

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         (j)      All of Seller's  customer lists,  vendor lists,  and books and records of every nature and kind of or used in the Business.

         (k) All telephone and facsimile numbers, including "800" numbers, and post office boxes, of or used in the Business, as described on Schedule 1(k).

The term "Excluded Assets" as used herein means those current assets of Seller excluded in Section 1(b) and those contracts, leases and agreements, if any, which relate to the Business and (i) have not been listed as Assumed Liabilities on Schedule 3.1 and (ii) after Purchaser becomes aware of such non-listed assets Purchaser declines to accept them.

         2. Purchase Price and Payment. The purchase price payable by Purchaser for the Assets, subject to the provisions of Section 5, shall be One Million Dollars ($1,000,000) (the "Purchase Price"), payable without interest as follows:

         (a)      Forty Thousand Dollars ($40,000) shall be paid to Seller at
                  Closing.

         (b) Four monthly payments of Forty Thousand Dollars ($40,000) each shall be paid to Seller commencing one month after the Closing Date and continuing on the same day of each month for the next three consecutive months thereafter.

         (c) Four payments of Two Hundred Thousand Dollars ($200,000) each shall be paid to Seller commencing on the second anniversary date of the Closing Date and continuing on each of the next three consecutive anniversary dates thereafter.

         3.       Assumption of Liabilities.

                  3.1 Assumed Liabilities. At the Closing Purchaser shall assume, agree to perform, and discharge when due only those obligations of Seller arising out of the contracts, leases and agreements listed on Schedule
3.1 with respect to the period from and after the Closing Date.

                  3.2 Excluded Liabilities. Seller and Purchaser agree that Purchaser does not agree to assume and shall have no responsibility for any of the debts, obligations or liabilities of Seller other than the Assumed
Liabilities (the "Excluded Liabilities"), all of which shall remain the sole responsibility of and shall be paid and discharged by Seller as they become due. The Excluded Liabilities include without limitation all of the following:

         (a) Any tax liability or tax obligation of Seller, its directors, officers, shareholders and agents which has been or may be
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                  asserted by any taxing authority, including without limitation any  such  liability  or  obligation  arising  out  of  or  in
                  connection   with   this   Agreement   or   the   transactions
                  contemplated hereby.

         (b) Any liability or obligation of Seller whether incurred prior to, at or subsequent to the Closing Date for any amounts due or which may become due to any person or entity who is or has been a holder of any debt or equity security of Seller.

         (c) Any trade account payable or note payable of Seller or any contract obligation of Seller (other than those referred to in Section 3.1) whether incurred prior to, at or subsequent to the Closing Date.

         (d) Any liability or obligation arising out of any litigation, suit, proceeding, action, claim or investigation, at law or in equity or in arbitration, related to Seller's operation of the Business prior to the Closing Date.

         (e) Any claim, liability or obligation, known or unknown, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty or covenant of Seller set forth in this Agreement.

         (f) Any liability or obligation specifically stated in this Agreement or the Schedules hereto as not to be assumed by Purchaser.

4. Allocation of Purchase Price. The Purchase Price shall be al-located among the Assets and the Seller/Shareholder Non-Competition Agreement in the manner described on Schedule 4. Seller and Purchaser each agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding which is in any way inconsistent with the provisions of this Section 4.

         5. Option of Purchaser to Unwind Agreement. At anytime after the Closing, Purchaser may notify (the "Notice") Seller in writing of Purchaser's election to terminate this Agreement and unwind the acquisition contemplated by this Agreement, in which case the obligations of the parties under all provisions of this Agreement (other than this Section) and under the Seller/ Shareholder Non-Competition Agreement and the Shareholder Consulting Agreement shall cease. If the Notice is given, then the obligations of Purchaser to pay the remainder of the Purchase Price to Seller shall cease; provided that Seller shall retain that portion of the Purchase Price paid to Seller prior to the Notice. Seller may, at its option, reacquire from Purchaser any of the Assets then held by Purchaser plus those improvements or enhancements made by Purchaser

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to the  computer  software  listed on Schedule  1(e) which are used by Purchaser
solely  in  connection  with  the  cotton  trading  network.   For  purposes  of
illustration and not by way of limitation, such improvements and enhancements shall not include any computer software possessed by Purchaser prior to the Closing or any computer software used by Purchaser in providing any of its information services other than its cotton trading network service, even if it also is used in providing such cotton trading network service. The consideration to be given by Seller to Purchaser shall be the assumption by Seller of those obligations of Purchaser arising out of the contracts, leases and agreements listed on Schedule 3.1 and those additional contracts entered into by Purchaser with customers to receive the cotton trading network service with respect to the period from and after the date of such reacquisition. In addition, Seller may, at its option, acquire from Purchaser any additional computer hardware which is acquired by Purchaser after the date of this Agreement and used by Purchaser solely in providing the cotton trading network service, for a cash purchase price equivalent to Purchaser's net book value of the hardware (as determined by Purchaser in the preparation of its financial statements) as of the last day of the calendar quarter immediately preceding the date of the Notice. The reacquisition and purchase by Seller as contemplated by this Section shall occur at the option of Seller within thirty (30) days after the date of the Notice and Seller shall be responsible for the sales taxes, if any, arising from such transaction. If such reacquisition or purchase occurs, such property is to be reacquired by and sold to Seller "AS IS" and Seller assumes the responsibility and risks of all defects and conditions relating to such property. Purchaser
makes  no  representation   and  assumes  no  liability  for  the  condition  or
completeness of such property (including but not limited to the computer software and any improvements or enhancements thereto) and Seller assumes all risk in connection with the use thereof, and releases Purchaser from any liability in connection with the use thereof by Seller or by any other person. If the Notice is given, then Purchaser agrees that for a period of three (3) years after the date of the Notice it will not offer on the DTN System a cotton trading network service in direct competition with the Service; provided, however, such restriction shall not preclude Purchaser from continuing to offer during such three-year period those information services offered by Purchaser on the date of this Agreement.


         6. Information and Access. Seller shall allow Purchaser and its representatives full access to all of Seller's books and records, files, contracts, documents, facilities, attorneys and accountants pertaining to the Business and Assets for purposes of Purchaser's due diligence review. Seller shall furnish to Purchaser such financial and operating data and other information concerning the Business and Assets as Purchaser may reasonably request.
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         7.       Related Transactions.

                  7.1  Seller/Shareholder  Non-Competition  Agreements.  At  the
Closing, Seller and Shareholder shall execute and deliver a five (5) year Confidentiality and Non-Competition Agreement in the form of Exhibit A ("Seller/Shareholder Non-Competition Agreement").

                  7.2 Shareholder Consulting Agreement. At the Closing, Shareholder and Purchaser shall execute and deliver a Consulting Agreement in the form of Exhibit B ("Shareholder Consulting Agreement").

                  7.3      Employees of the Business.

         (a) Prior to the Closing Date Seller shall send a letter of termination (in form and timing approved by Purchaser) effective as of the Closing Date to all employees of the Business who will no longer be employed by Seller following the Closing. Seller shall be solely responsible for and shall pay at Closing or as soon thereafter as required by law, all salaries, bonuses, commissions, vacation pay, severance pay, sick leave, profit-sharing plan contributions, health and accident insurance, pension benefits, and all other employee benefits of any kind accruing in favor of the employees of the Business, and any payroll taxes owing thereon, through the termination of their employment with Seller. If requested by Purchaser, Seller will take such actions as may be necessary to transfer to Purchaser Seller's unemployment compensation insurance experience accounts relating solely to the Business as of the Closing Date.

         (b) Purchaser may, but is not obligated to, offer to employ as Purchaser's own employees any of the persons actively participating in the Business on the Closing Date. All employees accepting employment under the employment terms and conditions offered by Purchaser, if any, shall be eligible, as other similarly situated new employees of Purchaser would be, for those employee benefit plans which Purchaser has in effect for its similarly situated existing employees as of the Closing Date.

                  7.4 Continued Relationships With Clients. Seller and Shareholder shall cooperate with Purchaser on communications with clients of the Business prior to the Closing. Seller understands that Purchaser will expect satisfactory assurances as to the continued level of business to be anticipated from clients of the Business from and after the Closing.

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         8.       Closing.

                  8.1 Date and Place. The closing under this Agreement (the "Closing") shall take place on or before ______________, 1997, at ________________________________________ or at such other place and time as may be mutually agreed upon by the parties. The actual date of Closing is referred to in this Agreement as the "Closing Date".

                  8.2 Deliveries by Seller and Shareholder. Seller and Shareholder shall deliver to Purchaser at the Closing the following items and documents, executed as appropriate by Seller and Shareholder: (a) possession of all of the Assets; (b) such bills of sale and other instruments of transfer, in form satisfactory to Purchaser, as are required or appropriate to convey to Purchaser good and marketable title to the Assets, free and clear of all liens, encumbrances, claims and restrictions of any nature; (c) the Shareholder Consulting Agreement; (d) the Seller/Shareholder Non-Competition Agreement; (e) all third party consents necessary for Seller and Shareholder to consummate the transactions contemplated by this Agreement; (f) such other documents as Purchaser may reasonably request in order to show that Seller and Shareholder have fulfilled all of their other obligations required under this Agreement for the Closing to occur; and (g) a certified copy of the resolutions of the shareholders and Board of Directors of the Seller authorizing the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement.

                  8.3 Deliveries by Purchaser. Purchaser shall deliver to Seller and Shareholder at the Closing the following documents, executed as appropriate by Purchaser: (a) the portion of the Purchase Price specified in Section 2(a);
(b) the Shareholder Consulting Agreement; (c) all third party consents necessary for Purchaser to consummate the transactions contemplated by this Agreement; (d) such other documents as Seller and Shareholder may reasonably request in order to show that Purchaser has fulfilled all of its other obligations required under this Agreement for the Closing to occur; and (e) a certified copy of the resolutions of the Board of Directors of the Purchaser approving the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement.

         9. Representations and Warranties of Seller and Shareholder. Seller and Shareholder hereby jointly and severally represent, warrant and covenant to and with Purchaser, as of the date of this Agreement and also as of the Closing Date, as follows:

                  9.1  Organization.  Seller is a  corporation  duly  organized, validly existing and in good standing under the laws of the State of Texas. Seller has all requisite corporate power and authority to own its assets and to carry on the Business as now conducted. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all

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jurisdictions in which it is required to be so licensed or qualified in order to conduct the Business as presently conducted.

                  9.2 Authorization. Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action and do not contravene or constitute a default under any provision of the Articles of Incorporation or Bylaws of Seller. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof, will be duly executed and delivered on or before Closing by Seller through its duly authorized officers. This Agreement constitutes, and the other agreements, documents and instruments required to be delivered by Seller or Shareholder (or both) in accordance with the provisions of this Agreement when executed and delivered by Seller or Shareholder (or both) will constitute, the legal, valid and binding obligation of Seller or Shareholder (or both), enforceable against Seller or Shareholder (or both) in accordance with its and their terms.

                  9.3 No Violation. The execution and delivery of this Agreement does not, and the performance of the transactions contemplated hereby by Seller and Shareholder will not, (i) create, permit or result at any time in the creation or imposition of any lien, encumbrance, claim or charge of any nature whatsoever with respect to the Assets; (ii) violate or conflict at any time with any provision of Seller's Articles of Incorporation or Bylaws or of any agreement to which Seller or Shareholder is a party or by which Seller, Shareholder or any of the Assets is bound; and (iii) violate any law, regulation, rule, or order of any court or governmental authority affecting Seller, Shareholder, the Business or the Assets.

                  9.4 Financial Statements. Attached as Schedule 9.4 are true and correct copies of (a) Seller's unaudited detailed income statements for the Business for the fiscal years ending December 31, 1993, 1994, 1995, and 1996 and for the five month period ended May 31, 1997, respectively, and (b) the unaudited balance sheets of Seller as of December 31, 1993, 1994, 1995 and 1996 and as of May 31, 1997 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principals consistently applied except for the omission of footnotes [and any other exceptions] and fairly present the financial condition, assets and liabilities, and results of operations of the Business as of such dates and for such periods. All liabilities or obligations (whether absolute, accrued, contingent or otherwise) of the Business as of the date of this Agreement are fully reflected or reserved against in such balance sheet, except for the additional liabilities or obligations of the Business accruing in the ordinary course of the Business since the date of such balance sheet consistent with the representations, warranties and covenants herein.

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                  9.5 Title to Assets.  Seller has good and marketable  title to and the right to convey the Assets to Purchaser. There are not presently any, and at Closing there will be no, liens, encumbrances, claims or restrictions of any kind against any of the Assets. No person or entity other than Seller has or claims any right, title or interest in and to any of the Assets or the Business. None of the Assets are leased or being purchased on installment or conditional sale contract, except as described on Schedule 9.5.

                  9.6      Necessary  Consents.  Except as  disclosed  on
Schedule 9.6, there are no consents of third parties or approvals of any governmental authority required to be obtained by Seller or Shareholder in order to consummate the transactions contemplated by this Agreement.

                  9.7 Litigation. Except as disclosed on Schedule 9.7, there are no legal, administrative, governmental, arbitration or other actions, proceedings or investigations pending or, to the knowledge of Seller and Shareholder, threatened against Seller or Shareholder which would affect in any respect the Assets or the Business or the ability of Seller and Shareholder to consummate the transactions contemplated by this Agreement.

                  9.8 Taxes. Seller has duly and timely paid all taxes required to be paid, and has duly and timely filed all returns/reports required to be filed, with respect to the Business under applicable federal, state, local and other laws and regulations. Seller will duly and timely pay all taxes owing, and file all returns/reports required, with respect to the Business for any period ending on or before the Closing Date.
There are no unpaid federal, state or local income, sales, payroll, property or other taxes of any kind which could constitute a claim, charge or lien against the Assets or the Business.

                  9.9 Employees and Sales Representatives; Employee Benefits. Seller has furnished to Purchaser a true and correct list of the names, ages and titles of all employees of Seller who work in the Business (whether full or part time), together with the annual rate of compensation (including bonuses) being paid to each such employee and the benefits (including without limitation accrued vacation pay, sick pay, and severance pay) payable to each such employee upon or with respect to their termination of employment with Seller effective as of the Closing Date. Seller has also furnished to Purchaser a true and correct list of the names, ages and titles of all non-employee sales representatives or agents of Seller who work for the Business, together with the applicable commissions or consulting fee rates with respect to each such person and the respective commissions or consulting fees earned by each such person for the last fiscal year of the Seller. Schedule 9.9 contains a complete list of each benefit plan or arrangement, whether formal or informal and whether binding or

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not,  maintained  or  contributed  to by Seller  for the  benefit  of any of the employees or non-employee sales representatives or agents of the Business.

                  9.10 Contracts With Clients and Suppliers. Seller has listed on Schedule 9.10 all of Seller's contracts (oral or written) with clients and suppliers of the Business; Seller has no other contracts (oral or written) with clients and suppliers of the Business. Seller has delivered to Purchaser true, correct and complete copies of all written contracts relating to the Business, and written summaries of the terms of all oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable. Seller has not received any notices from any clients or suppliers of the Business that indicate that they intend to terminate any of such contracts and, except as reflected in the copies delivered to Purchaser or on Schedule 9.10, such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts. Seller has not been apprised and does not currently believe or have reason to believe that any of the clients of the Business plan to cancel or reduce the volume under any client contracts.

                  9.11 Other Contracts. Schedule 9.11 contains a complete list of all of Seller's contracts (oral and written) relating to the Business, if any, other than the contracts with clients and suppliers listed on Schedule
9.10. Seller has delivered to Purchaser true, correct and complete copies of all such other written contracts relating to the Business and written summaries of the terms of all such other oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable, and, except as reflected in the copies delivered to Purchaser or on Schedule 9.11, such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts.

                  9.12 Fixed Assets. Attached as Schedule 9.12 is a true and correct list of all furniture, equipment, leasehold improvements and other fixed assets of or used in the Business. All of such Assets are in good working condition with no known material defects and shall be maintained in such condition pending Closing.

                  9.13 Bulk Sales. Seller has taken any and all actions required under the bulk sales laws of the State of Texas with respect to the transactions contemplated by this Agreement and will satisfy on or before the Closing (or make arrangements satisfactory to Purchaser in its sole discretion to satisfy) all creditor claims, excluding Assumed Liabilities.

                  9.14 Insurance. Seller shall maintain in effect through the Closing Date all policies of fire, casualty, public liability, workmen's compensation and errors and omissions insurance presently in effect with respect to the Business and the Assets.

                  9.15 Necessary Assets. Except for any Excluded Assets, the Assets include all property and rights reasonably required to operate the Business in the manner the Business is presently operated by Seller. All of the Assets are located at the Business in Lubbock, Texas.

                  9.16 Patents, Copyrights, Trademarks and Trade Names. Schedule
9.16 contains an accurate and complete description of all domestic and foreign patents, copyrights, trademarks, service marks, trademark and service mark registrations, logos, corporate names, trade names, assumed or fictitious names, copyrights and copyright registrations, and all applications for any of the above, (collectively, "Intellectual Property"), presently owned or held by Seller, or under which Seller owns or holds any license, and which are used in the operation of the Business. Except with respect to the patents referred to in
Section 14.1(d), to the best knowledge of Seller and Shareholder, neither the Service nor any Intellectual Property used in the operation of the Business infringes on any patents, trademarks, service marks, copyrights, or any other rights, of any person or entity. Seller is the sole owner of, has the sole and exclusive right to use (without payment of any license fee, royalty or similar charge), and has the full right and power to sell, has taken all reasonable measures to maintain and protect, the Intellectual Property, and has granted no licenses or other rights to utilize the Intellectual Property (except as provided in the contracts listed on Schedule 9.10); and no claims have been asserted by any person to the use of any such Intellectual Property or questioning the validity or effectiveness of any such license, and, to the best knowledge of Seller and Shareholder, there is no valid basis for any such claims.

                  9.17 Compliance With Applicable Laws. In respect to its ownership of the Assets and operation of the Business, Seller has not in the past been in violation of and is not presently in violation in any material respect of any applicable law, rule, regulation, order, ordinance, or judgment of any governmental authority (collectively, "laws"). Seller has not received notification of any claimed present or past failure of Seller to comply in any material respect with any of such laws.

                  9.18 No Subsidiaries. Seller does not own any shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

         10. Representations and Warranties by Purchaser. Purchaser represents, warrants and covenants to and with Seller as follows:

                  10.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own its assets and to carry on its business as now conducted.

                  10.2 Authorization. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with this Agreement will be, duly executed and delivered by Purchaser through its duly authorized officers, and this Agreement constitutes, and the other agreements, documents and instruments when executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its and their terms.

                  10.3 No Violation. The execution and delivery of this Agreement does not, and the performance of the transactions contemplated hereby by Purchaser will not, (i) violate or conflict at any time with any provision of Purchaser's Articles of Incorporation or Bylaws or of any agreement to which Purchaser is a party or by which Purchaser is bound; and (ii) violate any law, regulation, rule, or order of any court or governmental authority affecting Purchaser.

                  10.4 Necessary Consents. There are no consents of third parties or approvals of any governmental authority required to be obtained by Purchaser in order to consummate the transactions contemplated by this Agreement.

                  10.5 Litigation. There are no legal, administrative, governmental, arbitration or other actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened against Purchaser which would affect in any respect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         11.      Conditions to Closing.

                  11.1 Conditions to Purchaser's Obligations. Purchaser's obligations under this Agreement are expressly conditioned upon each of the following: (a) All of Seller's representations and warranties set forth in
Section 9 shall be true and correct as of the Closing Date.

         (b) Seller and Shareholder shall have taken all actions required of them under this Agreement and delivered to Purchaser all of the closing items set forth in Section 8.2 of this Agreement.

         (c) There shall have been no damage, destruction or loss to or of the Assets, whether or not insured, other than ordinary wear and tear and use in the ordinary course of business, between the date of this Agreement and the Closing.

         (d) Purchaser shall be satisfied in all respects, in its sole judgment, with its business, legal, accounting, tax and financial review of the Assets and Business;

         (e) Purchaser shall obtain, upon terms and conditions satisfactory to Purchaser in its sole judgment, an agreement with EWR Inc. providing for Purchaser's access to, use of and interactivity with (including but not limited to the right and ability of Purchaser to download) the information and applications of EWR's electronic warehouse receipt system.

         (f)      Purchaser  shall  have  obtained,  or  satisfied   itself that
                  it  will  obtain  upon  satisfactory  terms  and  costs,  such permits, licenses or other rights (in addition to those included in the Assets and however denominated) which may be necessary, in Purchaser's sole and absolute judgement, to enable Purchaser to develop and operate a cotton trading network in the manner contemplated by Purchaser (which is to exceed the scope of the Service offered by Seller) and without infringing on any patents, trademarks, service marks, copyrights, or proprietary rights of others. Seller acknowledges that the Assets and Business may be of no use to Purchaser unless certain conditions precedent to developing such cotton trading network exist.

         (g) This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Purchaser.

                  11.2 Conditions to Seller's and Shareholder's Obligations. Seller's and Shareholder's obligations under this Agreement are expressly conditioned upon each of the following:

         (a) All of the representations and warranties of Purchaser set forth in Section 10 are true and correct as of the Closing Date; and

         (b) Purchaser shall have taken all actions required of it under this Agreement and delivered to Seller and Shareholder all of the closing items set forth in Section 8.3 of this Agreement.

         12. Conduct of Business. Until the Closing, Seller (a) will carry on the Business in the ordinary course; (b) will not buy, sell or dispose of any Assets except in the ordinary course of the Business; (c) will use its best efforts to preserve its existing relations with its clients, employees, suppliers and others; (d) will not increase the compensation and benefits of any of its employees without Purchaser's approval; (e) will not enter into, or terminate, any material contracts without Purchaser's consent; and (f) will take no actions, or fail to take any actions, which would cause its representations and warranties in this Agreement to become untrue as of the Closing Date.

         13. Broker. Each party warrants to the other that it has not used a broker or finding agent in connection with this transaction and will hold the other party harmless from any claim made by any person or entity claiming to have been employed by such party as a broker or finding agent in connection with the transactions contemplated by this Agreement.

         14.      Indemnification.

                  14.1 Indemnification Obligation of Seller and Shareholder. Seller and Shareholder, jointly and severally, shall indemnify Purchaser and hold Purchaser harmless from and against any and all liability, loss, litigation, expense or claim (including reasonable attorney fees) arising out of, resulting from, relating to, in the nature of or caused by:

         (a) Any breach of any representation, warranty, covenant or agreement made by Seller and/or Shareholder in this Agreement or in any agreement, statement, certificate, instrument or other document furnished or delivered or to be furnished or delivered to Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement;

         (b) The ownership or operation of the Assets or the Business prior to the Closing Date (except to the extent included in the Assumed Liabilities);

         (c)       The Excluded Liabilities; and


         (d) Any infringement or claim of infringement (notice of which is given to Seller within five years after the Closing) of either United States Patents Nos. 5063507 or 5285383 registered to Plains Cotton Cooperative Association by any portion of the Service or the Assets as used in the cotton trading network developed by Purchaser, but excluding any infringement to the extent caused by the modification or enhancement of the Service or the Assets by Purchaser (as an example of such exclusion, if the infringement is caused by Purchaser combining the Service with the providing of electronic warehouse receipt processing); provided, however, the cumulative liability of Seller and Shareholder pursuant to the indemnification obligations under this subsection (d) alone shall not exceed the amount of the Purchase Price or, in the case the Notice is given pursuant to Section 5 hereof, the portion of the Purchase Price paid or payable under this Agreement.

                  14.2 Indemnification Obligation of Purchaser. Purchaser shall indemnify Seller and Shareholder and hold Seller and Shareholder harmless from and against any and all liability, loss, litigation, expense or claim (including reasonable attorney fees) arising out of, resulting from, relating to, in the nature of or caused by:

         (a) Any breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered to Seller and Shareholder pursuant hereto or in connection with the transactions contemplated by this Agreement;

         (b) The ownership or operation of the Assets or the Business on or after the Closing Date (except to the extent included in the Excluded Liabilities); and

         (c)      The Assumed Liabilities.

         15.      Survival  of  Representations,   Warranties,  Covenants  and
Indemnities. All representations, warranties, covenants and indemnities in this Agreement shall survive the Closing, regardless of any investigations made prior to Closing.

         16. Governing Law. This Agreement shall be governed by the laws of the State of Nebraska without regard to its conflicts of laws principles.

         17. Modification. This Agreement may be modified only by a writ-ing signed by all parties.

         18. Schedules and Exhibits. All references to Schedules and Exhibits herein, unless otherwise stated, means the schedules and exhibits attached to this Agreement which are hereby incorporated by reference.

         19. Notices. Notices to any party shall be deemed given when deposited in the U.S. Mail, postage prepaid and addressed to the parties as follows, and otherwise when received:

         (The following addresses are for after the Closing)

         If to Seller or Shareholder:

                  The Cotton Communication Network, Inc.
                  P.O. Box 5963
                  Lubbock, Texas  79408
                  Attention:  Daniel Davis, President

         If to Purchaser:

                  Data Transmission Network Corporation
                  9110 West Dodge Road, Suite 200
                  Omaha, Nebraska  68114
                  Attention:  Greg T. Sloma, President

Any party may change its address for notice by giving notice to the other parties as provided above.

         20. Assignment and Binding Effect. This Agreement may not be as-signed prior to the Closing by any party hereto without the prior written consent of the other parties; provided, however, that Data Transmission Network Corporation shall have the right to assign its rights and obligations under this Agreement at any time prior to the Closing to a corporation which is a direct or indirect wholly-owned subsidiary of Data Transmission Network Corporation. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         21.      Expenses.   Each  party  shall  pay  its  own  expenses  with
respect to the negotiation and preparation of documents and the consummation of the transactions provided for in this Agreement.

         22. Risk of Loss. Until the Closing, Seller shall bear the risk of loss to the Assets or Business.

         23. Exclusivity. Seller and Shareholder agree not to entertain any discussions regarding the sale of the Business or Assets with any third party while this Agreement remains in effect.

         24. Post-Closing Effectuation. Following the Closing, each party agrees to deliver to any other party to this Agreement such instruments and documents, and to take such other actions, as may be reasonably requested by such other party to this Agreement to more fully effectuate any of the transactions contemplated by this Agreement.

         25. Right of Set-off. Purchaser shall have the right to offset against any obligations which Purchaser has to Seller any amount or amounts which Seller hereafter owes Purchaser pursuant to the indemnification provisions of this Agreement.

         26. Responsibility for Sales Taxes. Seller shall pay any and all state and local sales taxes arising out of the sale of the Assets to Purchaser.

         27. Announcements. Neither Seller nor Purchaser shall make any public announcements about the transactions contemplated by this Agreement without the other's prior written consent; provided, however, that Purchaser shall, after reasonable advance notice to Seller, be entitled to make such public announcements about the transactions contemplated by this Agreement as may be required by reason of its status as a public company.

         28. Severability. If any term or provision of this Agreement is judicially determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of the Agreement which shall be enforced so as to give effect as nearly as possible to the parties' original intent.

         29. Entire Agreement. This Agreement, including the Schedules and Exhibits and the other agreements referenced herein to be executed pursuant to this Agreement, contains the full understanding of the parties concerning its subject matter. This Agreement may not be amended except in writing signed by all parties and none of the provisions of this Agreement may be waived except in writing signed by the party or parties against whom enforcement of such waiver is sought.

         30. Counterparts. This Agreement may be signed in one or more counterparts each of which will be an original but which together constitute one and the same instrument.

         31. Confidentiality. Seller and Shareholder agree that following the Closing and for a period of three (3) years thereafter, all Confidential Information (as defined herein) shall be maintained in strict confidence by them and shall not be disclosed to any third party without Purchaser's prior written consent, except to the extent that information about the operating results of the Business is required to be furnished by Seller or Shareholder in filings and other reports to tax and other governmental authorities. For purposes of this
Section 32, "Confidential Information" means, in addition to the information within that term in the Seller/Shareholder Non-Competition Agreement, the terms of this Agreement and of all other agreements executed and delivered pursuant hereto.

                            [Signature page follows]

                                SIGNATURE PAGE TO
                            ASSET PURCHASE AGREEMENT
                     AMONG THE NETWORK, INC., DANIEL DAVIS,
                    AND DATA TRANSMISSION NETWORK CORPORATION



         IN WITNESS WHEREOF, the parties have executed this Agreement.


                                      SELLER:

                                      THE COTTON COMMUNICATION NETWORK,
                                      INC.



                                      By:
                                         ---------------------------------------
                                         Daniel Davis, President




                                         ---------------------------------------
                                         Daniel Davis, Shareholder



                                         PURCHASER:

                                         DATA TRANSMISSION NETWORK CORPORATION

                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------
                                       18

                                     - 64 -